UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-56250 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On March 8, 2002, we entered into a binding Memorandum of Understanding (“MOU”) dated effective March 7, 2022, with Flight Ventures LLC, a Colorado limited liability company (“Flight Ventures”), an entity controlled by Jason Roth and Rich Turasky. Under the terms of the MOU, Flight Ventures has agreed to provide M&A and asset oversight services for us. We have agreed to pay Flight Ventures the following compensation in connection with any acquisition target provided to us by it:

•	An acquisition fee equal to 20% of the purchase price of the target (the “Acquisition Fee”);
•	A due diligence fee equal to 1% of the purchase price (the “Due Diligence Fee”); and
•	A management fee equal to 5% of the monthly gross revenue from the target (the “Management Fee”).

Further, we have agreed to pay Flight Ventures a success fee equal to 5% of any equity investment (the “Equity Procurement Fee”) or 2% of any debt investment (the “Debt Procurement Fee”) procured by them for us.

Acquisition Fees are payable in shares of our common stock issued at 85% of the volume weighted average closing price over the 30 calendar days prior to closing of the transaction (“VWAP”). The Due Diligence and Management Fees and the Equity and Debt Procurement Fees will be paid either in cash or our common stock, at the election of Flight Ventures. The Acquisition, Due Diligence, and Management Fees will be subject to a 12-month tail following termination of the MOU.

The term of the MOU is for 18 months and thereafter may be terminated by either party upon 90 days’ prior notice. Following termination of the MOU, we will have the option to pay a flat fee for the remaining term of the Management Fee or continue to pay the monthly Management Fee during the 12-month tail.

As additional consideration for Flight Venture entering into the MOU, we have agreed to issue an 18-month warrant to purchase 2,500,000 shares of our common stock at $0.40 per share. Issuance of the warrants is exempted from the registration requirements of the Securities Act of 1933, as amended, (the “1933 Act”). The warrants were issued in compliance with Rule 506(b) adopted under the 1933 Act.

Under the terms of the MOU, we also agreed to appoint Messrs. Roth and Turasky as directors of our company.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2021, the Board of Directors expanded the size of the Board to five members, accepted the resignation of Jerry Cornwell as a Director, and appointed Jason Roth and Rich Turasky to fill the vacancies created by the expansion and resignation, effective on March 9, 2022. Mr. Roth and Mr. Turasky will hold office until the next annual meeting of the shareholders and until their successors are duly elected and qualified, or until death, resignation, or removal. The Board has not yet determined which committees, if any, Mr. Roth and Mr. Turasky will serve on.

Mr. Cornwell resigned as a director on March 9, 2022, in order to facilitate the appointment of Mr. Roth and Mr. Turasky to the Board of Directors. In his resignation letter, Mr. Cornwell indicated that he did not have any disagreements or disputes with the Company and was resigning voluntarily.

In accordance with the terms of the MOU, we have agreed to pay Messrs. Roth and Turasky $50,000 each for accepting their appointment as directors. This fee is payable in shares of our common stock valued at 85% of the VWAP ($0.38 per share or 131,579 shares each, 263,157 shares in the aggregate). As directors they will be compensated for service on the Board at the same rate applicable to the other Board Members. Currently, Board compensation is paid at the rate of $10,000 per quarter.

Based upon information provided by Messrs. Roth and Turasky, we can provide the following disclosure of their prior business experience:

Jason Roth. Mr. Roth, age 47, sits on the Board of Directors for Next Frontier Pharmaceuticals which owns an FDA approved Cannabinoid Drug known as Syndros as well as Next Frontier Beverages based in London England.

Mr Roth also has served since June of 2020 as Chief Executive Officer of Ackrell SPAC I, which recently announced a $904million merger with Blackstone Products.

Previously, from its inception to October 2019 Mr. Roth was Co-Founder and served as Chief Executive Officer and Chairman of the board of directors of Mile High Labs International Inc, which was once one of the world’s largest processors of cannabis. While at Mile High Labs, Mr. Roth grew revenues from zero to nearly $100 million in the first year of business.

Mr. Roth previously served as the Chief Executive Officer of a large scale multi-national device company, was a founder and served as Senior Vice President, Commercial Director, Compliance Director and Board Member of Brooklands Inc., a medical device OEM/ODM approved by the U.S. FDA, and was a founder and served as Chief Executive Officer and Chairman of the board of directors of Safeguard Medical Technologies, a leading OEM/ODM medical device manufacturer approved by the U.S. FDA. Mr Roth holds numerous patents in the medical device sector.

Rich Turasky. Mr. Turasky, age 51, has been in the Investment and Finance business for 30 years, investing with both private and institutional investors. He has been the managing partner in more than 100 partnerships. Additionally, as an accomplished entrepreneur Mr. Turasky has been a founding shareholder in more than a dozen operating companies. Most recently Rich was founding shareholder and since 2000 has been a board member of Next Frontier Holdings which recently acquired Benuvia Manufacturing, a leading synthetic pharmaceutical drug developer focused on pharma grade cannabinoids and psychedelics. Mr. Turasky, through Next Frontier Holdings, has also recently been a founding shareholder in various SPAC and reverse merger transactions worth nearly $2 billion.

There are no family relationships between Mr. Roth or Mr. Turacsky and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except as disclosed under Item 1.01 above, there have been no transactions prior to the date of his appointment involving Mr. Roth or Mr. Turasky, or which are anticipated, that would require disclosure under Item 404(a) of Regulation S-K. As owners of Flight Venures, they will receive the compensation disclosed above under Item 1.01.

Item 8.01 Other Events.

On March 11, 2022, MJ Harvest, Inc. issued a press release titled “MJ Harvest Appoints Two New Experienced Directors” to disclose the agreement with Flight Ventures and the newly appointed Board members. See Exhibit 99.2, Press Release dated March 10, 2021 included herewith.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Memorandum of Understanding between MJ Harvest, Inc. and Flight Ventures, Inc. dated March 8, 2022
99.2	Press Release dated March 10, 2022

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton	March 11, 2022
By: Patrick Bilton	Date
Its: Chief Executive Officer